UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 29, 2011
Date of Report (Date of earliest event reported)

Amtech Systems, Inc.
(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

131 S. Clark Drive, Tempe, AZ		85281
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		480 967-5146

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Drectors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers.

(1)
On September 29, 2011, the Board of Directors of Amtech Systems, Inc. (the "Company") promoted Fokko Pentinga to Chief Executive Officer. Current Chief Executive Officer and Chairman of the Board, Jong S. Whang, has been elected Executive Chairman and will retain his current position as Chairman of the Board. These changes will become effective January 1, 2012.

(2)
Fokko Pentinga has over 30 years experience in the solar and semiconductor industries and, with 17 years at Amtech, has a deep knowledge and understanding of the Company. He has been a driving force of the Company's solar strategy and its sales and operational success. Mr. Pentinga was instrumental in securing Amtech's successful R&D partnership with Yingli Green Energy Holding Co., LTD (NYSE: YGE) and the Energy Research Centre of the Netherlands (ECN). He has been President of Amtech since March 2010, leading the Company to record breaking financial and operational results. Prior to being President of Amtech, Mr. Pentinga was Managing Director of Amtech Europe and General Manager of Tempress Systems, Inc, Amtech's solar subsidiary.

Jong S. Whang has been the Company's Chief Executive Officer and a Director since the Company's inception in 1981, and is one of the Company's founders. Mr. Whang also served as President until March 2010 when Mr. Pentinga was promoted to that position. From 1981 to present, Mr. Whang’s responsibilities included the sales and marketing effort for solar and semiconductor equipment business and the development of new products and business opportunities in that industry. He has 36 years of experience in the semiconductor industry, including 30 years with the Company. Mr. Whang brings extensive senior management experience and knowledge of the Company and the markets the Company serves to the Board of Directors. Mr. Whang is also uniquely positioned to provide the Board of Directors with in-depth and timely information about Company operations and with insight as to his strategic vision for the Company.
There are no family relationships between Mr. Pentinga or Mr. Whang and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.

(3)
There is no material plan, contract, arrangement to which either Mr. Pentinga or Mr. Whang was a party or in which either participated in connection with their appointments as Chief Executive Officer and Executive Chairman, respectively.

The Company's press release dated October 5, 2011, regarding the promotion of Mr. Pentinga and the appointment of Mr. Whang is attached as Exhibit 99.1 and incorporated herein in its entirety by reference hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 5, 2011, regarding the appointments of Fokko Pentinga to Chief Executive Officer and Jong S.Whang to Executive Chairman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: October 5, 2011	By: /s/ Bradley C. Anderson
Name: Bradley C. Anderson Title: Executive Vice President & Chief Financial Officer